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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 File No. 333-_______) and related Prospectus of Mariner Health Care, Inc. for the registration of $175,000,000 of its 8 1/4% Senior Subordinated Notes due 2013 and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Mariner Health Care, Inc. included in its Annual Report (Form 10-K) for the year ended December, 31, 2003, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP

Atlanta, Georgia
May 13, 2004